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Exhibit 15.1

Consent of Engeval Engenharia de Avaliações S/C Ltda

May 31, 2010

TAM S.A.
TAM Linhas Aéreas S.A.
TAM Capital Inc.

c/o TAM S.A.
Av. Jurandir, 856, Lote 4, 1° andar
04072‑000, São Paulo, SP
Federative Republic of Brazil

Ladies and Gentlemen:

We, Engeval Engenharia de Avaliações S/C Ltda., part of the ArcaLaudis — Global Network of International Valuers and Loss Assessors, hereby consent to being named in the amended Annual Report on Form 20‑F of TAM S.A., TAM Linhas Aéreas S.A. and TAM Capital Inc. (together, "TAM") for the year ended December 31, 2008 (the "2008 20‑F") in reference to our preparation of valuations of TAM's flight equipment as at January 1, 2007, December 31, 2007 and December 31, 2008.

We also consent to the incorporation by reference of the 2008 20‑F into (a) the Registration Statement on Form F‑3 of TAM S.A. (File No. 333‑147020), TAM Linhas Aéreas S.A. (File No. 333‑147020‑01) and TAM Capital Inc. (File No. 333‑147020‑02), in each case including all amendments thereto.

Very truly yours,

/s/ Engeval Engenharia de Avaliações S/C Ltda.,
part of the ArcaLaudis — Global Network of International Valuers and Loss Assessors